                                                                    EXHIBIT 4(c)

                       THIRD AMENDMENT TO LOAN AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AGREEMENT (this"Third Amendment") is made and entered into as of the 27th day of January, 1997, by and among SERVICE TRANSPORT COMPANY, a Texas corporation ("Service Transport Company"), ADAMS RESOURCES EXPLORATION CORPORATION, a Delaware corporation ("Exploration"), ADA CRUDE OIL COMPANY, a Texas corporation ("Ada Crude Oil"), BUCKLEY MINING CORPORATION, a Kentucky corporation ("Buckley Mining"), ADA RESOURCES, INC., a Texas corporation ("Ada Resources") CJC LEASING, INC., a Kentucky corporation ("CJC"), CLASSIC COAL CORPORATION, a Delaware corporation ("Classic Coal"), ADA MINING CORPORATION, a Texas corporation ("Ada Mining") and BAYOU CITY BARGE LINES, INC., a Texas corporation ("Bayou City"), each with offices and place of business at 5 Post Oak Place, 4400 Post Oak Parkway, 27th Floor, Houston, Texas 77027 (Service Transport Company, Exploration, Ada Crude Oil, Buckley Mining, Ada Resources, CJC, Classic Coal, Ada Mining and Bayou City are hereinafter individually called a "Borrower" and collectively called the "Borrowers"), and NATIONSBANK OF TEXAS, N.A., a national banking association (the "Lender").

         WHEREAS, the Borrowers and the Lender entered into that certain Loan Agreement dated October 27, 1993, which Loan Agreement was amended by that certain First Amendment to Loan Agreement dated October 27, 1994 among the Borrowers and the Lender and that certain Second Amendment to Loan Agreement dated December 29, 1995 among the Borrowers and the Lender (as amended, the "Loan Agreement");

         WHEREAS, the Borrowers and the Lender desire to amend certain terms and provisions of the Loan Agreement, as set forth herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. The first sentence of Section 1.3(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

         The Lender, during the period from the date of the Third Amendment through October 27, 1998, subject to the terms and conditions of this Agreement, agrees (i) to make loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $10,000,000.00 or the amount of the Tranche A Borrowing Base and (ii) to make additional loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $5,000,000.00 or the amount of the Tranche B Borrowing Base.
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         2.      The fourth and fifth sentences of Section 1.3(b) of the Loan
Agreement are deleted in their entirety, and the following is substituted in their place:

         Commencing October 31, 1998, a principal payment shall be made on each Note on the last day of each October, January, April and July in an amount equal to one-twelfth (1/12th) of the principal amount outstanding under such Note at the close of Lender's business on October 27, 1998. All unpaid principal and accrued and unpaid interest on the Notes shall be due and payable on or before October 27, 2001.

         3. Section 4.2 of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

                 4.2 Operating Lease Commitments; Permitted Guarantees. Except for the guarantees described on Schedule 4.2 hereto, the Borrowers will not incur or commit to incur, or permit the Guarantor or any Subsidiary (other than Gulfmark) to incur or commit to incur (a) any Operating Lease Commitments classified as lease obligations under generally accepted accounting principles if the aggregate of all such Operating Lease Commitments of the Borrowers, the Guarantor and the Subsidiaries other than Gulfmark (on a consolidated basis) equals or exceeds $4,000,000.00 during any fiscal year of the Borrowers, or (b) any Operating Lease Commitments classified as capital expenditures under generally accepted accounting principles if the aggregate of all such Operating Lease Commitments of the Borrowers, the Guarantor and the Subsidiaries (on a consolidated basis) equals or exceeds $4,000,000.00. Except for the foregoing, the Guarantor will not guarantee or become liable for (i) Gulfmark Bulk Buy Sales Guarantees in excess of the aggregate sum of $30,000,000.00 or (ii) Ada Resources Guarantees and Gulfmark Purchase Obligation Guarantees which exceed, in the aggregate, the sum of $8,000,000.00, no more than $1,500,000.00 of which may be Gulfmark Purchase Obligation Guarantees in favor of Banque Paribas.

         4. There is added to Section 5.1 of the Loan Agreement an additional Event of Default, which shall be added as Section 5.1(h), and which shall read as follows:

                 (h) Any demand is made upon the Guarantor to satisfy any obligation guaranteed by the Guarantor and described in Section 4.2 hereof.

         5. The closing of the transactions contemplated by this Third Amendment is subject to the satisfaction of the following conditions:





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                 (a) All legal matters incident to the transactions herein
         contemplated shall be satisfactory to Gardere Wynne Sewell & Riggs, L.L.P., counsel to the Lender;

                 (b) The Lender shall have received fully executed copies of this Third Amendment; and'

                 (c) The Lender shall have received an executed copy of resolutions of the Board of Directors of each of the Borrowers and the Guarantor, in form and substance satisfactory to the Lender, authorizing the execution, delivery and performance of this Third Amendment and all documents, instruments and certificates referred to herein.

         6. Each of the Borrowers hereby reaffirms each of its representations, warranties, covenants and agreements set forth in the Loan Agreement with the same force and effect as if each were separately stated herein and made as of the date hereof. Except as amended hereby, the Loan Agreement shall remain unchanged, and the terms, conditions and covenants of the Loan Agreement shall continue and be binding upon the parties hereto.

         7. Each of the Borrowers hereby agrees that its liability under any and all documents and instruments executed by it as security for the Indebtedness (including, without limitation, the Mortgages, the Security Agreements, the Collateral Assignment and the Pledges) shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Third Amendment or any of the instruments or documents referred to herein, except as specifically set forth herein or therein, that all of such documents and instruments are hereby renewed, extended, ratified, confirmed and carried forward by the Borrowers in all respects, that all of such documents and instruments shall remain in full force and effect and are and shall remain enforceable against the Borrowers in accordance with their terms and that all of such documents and instruments shall cover all indebtedness of the Borrowers to the Lender described in the Loan Agreement as amended hereby.

         8. Each of the terms defined in the Loan Agreement is used in this Third Amendment with the same meaning, except as otherwise indicated in this Third Amendment. Each of the terms defined in this Third Amendment is used in the Loan Agreement with the same meaning, except as otherwise indicated in the Loan Agreement.

         9. THIS THIRD AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, SUBJECT TO, AND SHALL BE CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         10. THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY





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EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized officers as of the day and year first above written.


                                       SERVICE TRANSPORT COMPANY

                                       By:      /s/ R.B. ABSHIRE
                                          -------------------------------------
                                          Name:     R.B. ABSHIRE
                                                -------------------------------
                                          Title:    TREASURER
                                                 ------------------------------


                                       ADAMS RESOURCES EXPLORATION
                                       CORPORATION

                                       By:      /s/ R.B. ABSHIRE
                                          -------------------------------------
                                          Name:     R.B. ABSHIRE
                                                -------------------------------
                                          Title:    TREASURER
                                                 ------------------------------


                                       ADA CRUDE OIL COMPANY

                                       By:      /s/ R.B. ABSHIRE
                                          -------------------------------------
                                          Name:     R.B. ABSHIRE
                                                -------------------------------
                                          Title:    TREASURER
                                                 ------------------------------


                                       BUCKLEY MINING CORPORATION

                                       By:      /s/ R.B. ABSHIRE
                                          -------------------------------------
                                          Name:     R.B. ABSHIRE
                                                -------------------------------
                                          Title:    TREASURER
                                                 ------------------------------



                                       ADA RESOURCES, INC.

                                       By:      /s/ R.B. ABSHIRE
                                           ------------------------------------
                                           Name:    R.B. ABSHIRE
                                                 ------------------------------
                                           Title:   TREASURER
                                                  -----------------------------





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                                       CJC LEASING, INC.

                                       By:     /s/ R.B. ABSHIRE
                                           ------------------------------------
                                           Name:    R.B. ABSHIRE
                                                 ------------------------------
                                           Title:   TREASURER
                                                  -----------------------------



                                       CLASSIC COAL CORPORATION

                                       By:     /s/ R.B. ABSHIRE
                                           ------------------------------------
                                           Name:    R.B. ABSHIRE
                                                 ------------------------------
                                           Title:   TREASURER
                                                  -----------------------------



                                       ADA MINING CORPORATION

                                       By:     /s/ R.B. ABSHIRE
                                           ------------------------------------
                                           Name:    R.B. ABSHIRE
                                                 ------------------------------
                                           Title:   TREASURER
                                                  -----------------------------



                                       BAYOU CITY BARGE LINES, INC.

                                       By:     /s/ R.B. ABSHIRE
                                           ------------------------------------
                                           Name:    R.B. ABSHIRE
                                                 ------------------------------
                                           Title:   TREASURER
                                                  -----------------------------



                                       NATIONSBANK OF TEXAS, N.A.

                                       By:     /s/ JOHN H. ROBERTS
                                           ------------------------------------
                                           Name:    JOHN H. ROBERTS
                                                 ------------------------------
                                           Title:   TREASURER
                                                  -----------------------------





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         Guarantor joins in the execution of this Third Amendment to evidence that it hereby agrees and consents to all of the matters contained in this Third Amendment and further agrees that (i) its liability under that certain Guaranty Agreement dated October 27, 1993, executed by Guarantor for the benefit of the Lender, as the same may be amended or modified from time to time (the "Guaranty") shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Third Amendment or any of the instruments or documents referred to herein by the parties hereto, except as specifically set forth herein or therein, (ii) the Guaranty is hereby renewed, extended, ratified, confirmed and carried forward in all respects, (iii) the Guaranty is and shall remain in full force and effect and is and shall remain enforceable against Guarantor in accordance with its terms and (iv) the Guaranty shall cover all indebtedness of the Borrowers to the Lender described in the Loan Agreement as amended hereby.

                                       ADAMS RESOURCES & ENERGY, INC.

                                       By:      /s/ R.B. ABSHIRE
                                          ------------------------------------
                                          Name:     R.B. ABSHIRE
                                               -------------------------------
                                          Title:    TREASURER
                                                ------------------------------




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